UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2016
ZOE'S KITCHEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36411 (Commission File Number)	51-0653504 (I.R.S. Employer Identification No.)

5760 State Highway 121, Suite 250
Plano, Texas 75024
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 436-8765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on June 9, 2016. At the annual meeting, stockholders voted (1) in favor of the re-election of three incumbent directors, Greg Dollarhyde, Cordia Harrington and Alec Taylor, to our Board of Directors, (2) in favor of the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2016, (3) in favor of the adoption, on an advisory basis, of a resolution approving the compensation of the Company's named executive officers in the Proxy Statement (the "Say on Pay" proposal), and (4) in favor of a one year term for the frequency, on an advisory basis, of the Company's Say on Pay voting. The final voting results were as follows:

(1) Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Greg Dollarhyde	13,480,072	1,232,728	3,454,554
Cordia Harrington	14,653,058	59,742	3,454,554
Alec Taylor	14,644,249	68,551	3,454,554

(2) Ratification of the appointment of Deloitte as our independent registered public accounting firm for 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,134,864	20,346	12,144	—

(3) Adoption, on an advisory basis, of executive compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,570,489	125,061	17,250	3,454,554

(4) Frequency, on an advisory basis, of the Say on Pay voting.

1 year	2 years	3 years	Abstain
12,986,163	1,144,402	556,872	25,363

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOE'S KITCHEN, INC.

Date: June 10, 2016

By:	/s/ Michael Todd
Name: Michael Todd
Title: General Counsel and Secretary